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                                                                   EXHIBIT 10.16

                                 AUTOTRADER.COM
                          2000 LONG-TERM INCENTIVE PLAN

         SECTION 1. PURPOSE. The purpose of the AutoTrader.com 2000 Long-Term Incentive Plan (the "Plan") is to provide opportunities for employees, leased employees, consultants and independent contractors of AutoTrader.com, Inc., (the "Company") to participate in the appreciation in value of the Company. The Plan, which amends and restates the 1999 AutoTrader.com Long-Term Incentive Plan, is designed to enable the Company to attract, retain and motivate individuals of exceptional skill who contribute to the Company's success by their ability, ingenuity and industry, and also to provide meaningful long-term incentive opportunities for employees, leased employees, consultants and independent contractors who are responsible for the success of the Company.

         SECTION 2. DEFINITIONS. The following shall be defined terms under the
Plan:

         2.01. "Award" means, individually or collectively, any Option, Restricted Stock Award, Stock Appreciation Right, Dividend Equivalent or any Other Stock-Based Awards that are valued in whole or in part by reference to, or otherwise based on or related to, Shares.

         2.02. "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

         2.03.    "Board" means the Board of Directors of the Company.

         2.04. "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

         2.05. "Committee" means the committee designated by the Board to administer the Plan, or any subcommittee thereof.

         2.06. "Company" is defined as AutoTrader.com, Inc. or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

         2.07.    "Covered Employee" has the same meaning as set forth in
section 162(m) of the Code, and successor provisions.

         2.08. "Dividend Equivalent" means a right, granted to a Participant under Section 6.06, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

         2.09. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

         2.10. "Fair Market Value" means with respect to Shares, Awards or other property, the fair market value of such Shares, Awards or other property determined by such methods or


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procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the average of the high and low prices per Share as reflected by composite transactions on the Nasdaq Stock Market's National Market on the date the Fair Market Value is being determined, or if there are no transactions on that date, then the closing price for the preceding date upon which transactions occurred.

         2.11. "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

         2.12. "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

         2.13. "Option" means a right, granted to a Participant under Section 6.03, to purchase Shares, at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

         2.14. "Other Stock-Based Award" means a right, granted to a Participant under Section 6.05, that relates to or is valued by reference to Shares.

         2.15. "Participant" means a person who, as an employee, leased employee, consultant or independent contractor of the Company or any Subsidiary, has been granted an Award under the Plan.

         2.16. "Performance Award" means a right, granted to a Participant under Section 7, to receive cash, Shares, other Awards, or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

         2.17. "Performance-Based Restricted Stock" means Restricted Stock that is subject to a risk of forfeiture if specified performance criteria are not met within the restriction period.

         2.18. "Plan" is the AutoTrader.com 2000 Long-Term Incentive Plan, as hereafter amended.

         2.19. "Restricted Stock Award " means Shares granted to a Participant under Section 6.02, that are subject to certain restrictions and to a risk of forfeiture.

         2.20. "Rule 16b-3" means Rule 16b-3, as from time to time amended, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

         2.21. "Share" means Class A common stock of the Company, and such other securities of the Company as may be substituted for Shares or other securities pursuant to Section 10.

         2.22. "Stock Appreciation Right" means a right, granted to a Participant under Section 6.04, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards or other property as specified in the Award or as determined by the Committee.


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         2.23.    "Subsidiary" means any company (other than the Company) with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or ownership interests.

         2.24.    "Year" means a calendar year.

         SECTION 3. ADMINISTRATION.

         3.01. Authority of the Committee. The Plan shall be administered by the Committee. Each Award shall be evidenced by an Award Agreement, executed by the Company and the Participant, in a form satisfactory to the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                  (i)      to select and designate Participants;

                  (ii) to determine the type or types of Awards to be granted to each Participant;

                  (iii) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability, or settlement of an Award, and waivers or accelerations thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                  (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited or surrendered;

                  (v) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (vi) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                  (vii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

                  (viii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

         3.02. Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan or applicable law, the Committee shall have


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sole discretion in exercising such authority under the Plan. Any action of the
Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Subsidiaries, Participants and any person claiming any rights under the Plan from or through any Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. Except to the extent prohibited by any applicable laws, regulations, or rules of the national securities exchange or market on which the Shares are listed, the Committee may delegate to officers or managers of the Company or any Subsidiary the authority to perform administrative functions under the Plan, subject to such terms as the Committee shall determine.

         3.03. Limitation of Liability. Each member of the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, legal counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

         SECTION 4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 3,300,000 Shares. For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee can reasonably estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, that, subject to the requirements of Rule 16b-3, the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award.

         If any Shares to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other Awards, or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan; provided, that in the event Rule 16b-3 applies to the issuance of an Award, such Shares shall be available for issuance only to the extent the issuance of such Shares would be exempted under Rule 16b-3.


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         SECTION 5. ELIGIBILITY. Awards may be granted only to individuals who are employees (including employees who are also directors), leased employees, consultants or independent contractors of the Company or of a Subsidiary.

         SECTION 6. SPECIFIC TERMS OF AWARDS.

         6.01. General. Awards may be granted on the terms and conditions set forth in this Section 6.01. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant or other cessation of a relationship with the Company.

         6.02. Restricted Stock Award. The Committee is authorized to grant Restricted Stock Awards to Participants on the following terms and conditions:

                  (i) Issuance and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock Awards), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as the Committee shall determine.

                  (ii) Forfeiture. Performance-based Restricted Stock Awards shall be forfeited unless preestablished performance criteria specified by the Committee are met during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock Awards that are at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Awards will be waived in whole or in part in the event of terminations resulting from specified causes.

                  (iii) Stock Certificates. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock Awards are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock Award, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock Awards.

                  (iv) Dividends. Unless otherwise determined by the Committee, cash dividends paid on Performance-Based Restricted Stock shall be automatically reinvested in additional shares of Performance-Based Restricted Stock and cash dividends paid on other Restricted Stock shall be paid to the Participant. Dividends reinvested in Performance-Based Restricted Stock and Shares distributed in connection with a stock split or stock dividend,


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         and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

         6.03. Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                  (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, that, except as provided in Section 7.03, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option.

                  (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten (10) years after the date of grant.

                  (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. The aggregate Fair Market Value (determined as of the date the Incentive Stock Options were granted) of the number of Shares first exercisable by a Participant during any calendar year, when added together with Incentive Stock Options granted under other plans of the Company or any Subsidiary in accordance with the provisions of Code Section 422(d), shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. In the event a Participant voluntarily disqualifies an Option as an Incentive Stock Option, the Committee may, but shall not be obligated to, make such additional Awards or pay bonuses as the Committee shall deem appropriate to reflect the tax savings to the Company which result from such disqualification.

         6.04. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

                  (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock


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         Appreciation Right, which, except as provided in Section 7.03, shall be not less than the Fair Market Value of one Share on the date of grant.

                  (ii) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Limited Stock Appreciation Rights that may be exercised only upon the occurrence of a Change in Control ( as such term is defined in Section 9.02 or as otherwise defined by the Committee) may be granted under this Section
         6.04. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

         6.05. Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights and Awards valued by reference to book value of Shares or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.05 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

         6.06. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.

         SECTION 7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

         7.01. Performance-Based Awards. Performance Awards, Performance-Based Restricted Stock, and certain Other Stock-Based Awards subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of section 162(m) and the regulations thereunder. As selected by the Committee, the performance goal shall be the attainment of one or more of the preestablished amounts of revenue, profit, net income, cash flow, income before depreciation and amortization, page views, unique users, return on capital or total shareholder return of the Company.

         The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee.

         7.02. Maximum Individual Awards. No individual may be granted more than 100,000 shares subject to any combination of Performance Awards, Restricted Stock, or other Stock-


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Based Awards subject to performance criteria in any given Year. The maximum payout for any individual for a Performance Award paid in cash is 300 percent of the participant's January 1 base salary for the Year of the Performance Award payment. No individual may receive more than 500,000 options in any given Year. The Share amounts in this Section 7.02 are subject to adjustment under Section 10 and are subject to the Plan maximum under Section 4.

         7.03. Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, or purchase price of any other Award conferring a right to purchase Shares:

                  (i) granted in substitution for an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date such substitute award is granted or such Fair Market Value at that date reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

                  (ii) retroactively granted in tandem with an outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date of grant of the later Award or at the date of grant of the earlier Award or award.

         7.04. Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards (subject to Section 7.03), or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

         7.05. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

         7.06. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or deferred payments denominated in Shares.

         SECTION 8.  GENERAL RESTRICTIONS APPLICABLE TO AWARDS.

         8.01.    Specific Restrictions.


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                  8.01.1.  Six-Month Holding Period. Unless a Participant could otherwise transfer an equity security, derivative security, or Shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act,
         (i) an equity security issued under the Plan, other than an equity security issued upon exercise or conversion of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition; (ii) with respect to a derivative security issued under the Plan, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security; and (iii) any Award in the nature of a Stock Appreciation Right must be held for six months from the date of grant to the date of cash settlement.

                  8.01.2. Nontransferability. Unless otherwise determined by the Committee, Awards which constitute derivative securities (including any Option, Stock Appreciation Right, or similar right) shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a beneficiary designation authorized under Section 8.02) or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and, in the case of an Incentive Stock Option or, if then required by Rule 16b-3, any other derivative security granted under the Plan, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

                  8.01.3. Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed to the extent practicable to conform to such requirements with respect to such person.

         8.02. Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered, or hypothecated to or in favor of any party (other than the Company or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Company or a Subsidiary). Unless otherwise determined by the Committee, no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Company under the terms of the Plan); provided, that a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except to the extent the Plan and such Award Agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

         8.03. Regulatory Compliance. The Company shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory


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approval, registration or any other applicable requirement of federal or state law or of the national securities exchange or market on which the Shares are listed, until such laws and regulations have been complied with in full, although the Company shall be obligated to use its reasonable best efforts to obtain any such approval and comply with such requirements as promptly as practicable. If, after reasonable efforts, the Company is unable to obtain from any regulatory commission or agency or national securities exchange or market having jurisdiction over the Plan the authority which counsel for the Company deems necessary for the lawful issuance and sale of the Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained.

         8.04. Stock Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder or rules of the national securities exchange or market on which the Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

         8.05. Shareholders Agreement. As a precondition to the exercise of any Options issued hereunder, the Committee may require any Participant to execute an agreement that limits the manner in which the participant may dispose of the Shares acquired by him or her upon exercise of any Option.

         SECTION 9. CHANGE IN CONTROL PROVISIONS. Notwithstanding any other provision of the Plan, the following acceleration provisions shall apply in the event of a "Change in Control" as defined in this Section 9.

         9.01. Acceleration and Cash-Out Rights. In the event of a "Change in Control" and a "Qualified Termination" as defined in Sections 9.02 and 9.03, respectively, automatically in the case of Participants subject to Section 16 of the Exchange Act, and unless otherwise determined by the Board in writing at or after grant but prior to the occurrence of the Change in Control in the case of Participants not subject to Section 16 of the Exchange Act:

                  (i) the performance criteria of all Performance Awards, Performance-Based Restricted Stock, and Other Stock-Based Awards shall be deemed fully achieved and all such Awards shall be fully earned and vested, subject only to the restrictions on dispositions of equity securities set forth in Section 8.01.1 and legal restrictions on the issuance of Shares set forth in Section 8.04;


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                  (ii)     any Option, Stock Appreciation Right, and other Award
         in the nature of a right that may be exercised which was not previously exercisable and vested shall become fully exercisable and vested, subject only to the restrictions on disposition of equity securities set forth in Section 8.01.1 and legal restrictions on the issuance of Shares set forth in Section 8.04; and

                  (iii) the restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, subject only to the restrictions on dispositions of equity securities set forth in Section 8.01.1 and legal restrictions on the issuance of Shares set forth in Section 8.04.

         9.02. Change in Control. For purposes of Section 9.01, a "Change in Control" shall mean any transaction that results in the voting control of the Company held by Cox Enterprises, Inc., its successor or any subsidiaries (individually or collectively) falling below fifty-one percent (51%).

         9.03. Qualified Termination. For the purposes of Section 9.01, a "Qualified Termination" shall mean any termination of employment for reasons other than (i) Cause; (ii) death, Disability or Retirement, or (iii) by the Participant without Good Reason within one (1) year following a Change in Control.

                  (i) "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

                  (ii) "Disability" shall be deemed the reason for the termination by the Company of the Participant's employment, if, as a result of the Participant's incapacity due to physical or mental illness, the Participant shall have been absent from the full-time performance of the Participant's duties with the Company for a period of six (6) consecutive months.

                  (iii) "Good Reason" for termination by the Participant of the Participant's employment shall mean the occurrence (without the Participant's express written consent) after any Change in Control of any one of the following acts by the Company.

                           (a)      a reduction by the Company in the
                  Participant's annual base salary other than on account of (I) Cause, or (II) a Company-wide reduction of annual base salaries that generally affects similarly situated employees of the Company; or

                           (b) the relocation of the Company's principal executive offices to a location more than fifty (50) miles from the location of such offices immediately prior to the Change in Control, but only in the event the Participant was employed at the Company's principal executive offices immediately prior to such reallocation.

                  (iv) "Retirement" shall be deemed the reason for the termination by the Company or the Participant of the Participant's employment if such employment is terminated in accordance with the Company's retirement policy, not including early retirement, generally applicable to its employees, as in effect immediately prior to the Change in Control, or in


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

         accordance with any retirement arrangement established with the Participant's consent with respect to the Participant.

         SECTION 10. ADJUSTMENT PROVISIONS. In the event that the Committee shall determine that any distribution (whether in the form of cash, Shares, or other property), recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, or Share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards, and
(iii) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

         SECTION 11. CHANGES TO THE PLAN AND AWARDS.

         11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or rule of the national securities exchange or market on which the Shares are listed, or if the Board in its discretion determines that obtaining such shareholders approval is for any reason advisable; provided, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him or her.

         11.02. Changes to Awards. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may impair the rights of such Participant under such Award.

         SECTION 12. GENERAL PROVISIONS.

         12.01. No Rights to Awards. No Participant, employee, leased employee, consultant or independent contractor shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, leased employees, consultants or independent contractors.

         12.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

         12.03. Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts or withholding and other taxes due with respect to an Award, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award, provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of Participant's tax obligations.

         12.04. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant who is an employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

         12.05. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

         12.06. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

         12.07. Other Compensatory Arrangements. The Company or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

         12.08. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable Federal law.

         SECTION 13. EFFECTIVE DATE. The Plan shall become effective upon the approval of the Board.


                                      -14-